UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

August 21, 2013

(Date of Report; date of earliest event reported)

Commission file number: 1-33026

COMMVAULT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3447504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Crescent Place

Oceanport, New Jersey

07757

(Address of principal executive offices)

(Zip Code)

(732) 870-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election or Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the fiscal 2013 Annual Meeting of Stockholders of CommVault Systems, Inc. (the “Company”) held on August 21, 2013, the Company’s stockholders approved the Employee Stock Purchase Plan (the “ESPP”) to provide eligible employees the opportunity to become stockholders through the purchase of shares of the Company’s common stock. The number of shares of the Company’s common stock that may be issued under the ESPP will not exceed 3,000,000 shares. A more complete description of the ESPP is contained in the Company’s proxy statement dated July 8, 2013 (the “2013 Proxy Statement”) as filed with the Securities and Exchange Commission, under the heading “Proposal No. 3: Approval of the Employee Stock Purchase Plan,” which is hereby incorporated herein by reference. For the full text of the ESPP, see Exhibit A to the 2013 Proxy Statement, which is hereby incorporated herein by reference.

Item 5.07	Submission of Matters to a vote of Security Holders

On August 21, 2013, the Company held its fiscal 2013 Annual Meeting of Stockholders, at which the Company’s stockholders (1) elected three Class I Directors for a term to expire at the 2016 Annual Meeting of Stockholders, (2) ratified the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2014, (3) approved the Company’s Employee Stock Purchase Plan, and (4) voted, on an advisory basis, on executive compensation. The vote on such matters was as follows:

1. Election of directors

Election of Armando Geday:

For	Withhold	Broker Non-Vote
41,421,088	1,825,718	1,741,196

Election of F. Robert Kurimsky:

For	Withhold	Broker Non-Vote
41,287,349	1,959,457	1,741,196

Election of David F. Walker:

For	Withhold	Broker Non-Vote
41,743,048	1,503,758	1,741,196

2. Approve appointment of Ernst & Young LLP as independent public accountants for the fiscal year ending March 31, 2014

For	Against	Abstain	Broker Non-Vote
43,670,012	1,295,782	22,208	-0-

3. Approve the Company’s Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Vote
42,194,740	712,323	339,743	1,741,196

4. Approve, by non-binding vote, the Company’s executive compensation

For	Against	Abstain	Broker Non-Vote
42,544,922	679,887	21,997	1,741,196

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

By:	/s/ Warren H. Mondschein
Name:	Warren H. Mondschein
Title:	VP, General Counsel and Secretary

DATE: August 23, 2013